ROI ACQUISITION CORP. ANNOUNCES INTENTION TO

AMEND THE BUSINESS COMBINATION AGREEMENT AND PLAN OF MERGER

NEW YORK, NY — May 2, 2013 — ROI Acquisition Corp. (NASDAQ: ROIQ; ROIQW; ROIQU) (ROI) announced today that it intends to enter into an Amendment (the “Amendment”) to the Business Combination Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 31, 2013, by and among ROI, ROI Merger Sub Corp., ROI Merger Sub LLC and EveryWare Global, Inc.

The Amendment will provide for certain changes to the closing conditions contemplated by the Business Combination Agreement and Plan of Merger such as (i) the removal of a condition that the shares of common stock to be issued by ROI pursuant to the Merger Agreement shall have been approved for listing on the NASDAQ Capital Market and (ii) the addition of a condition to closing that the holders of at least 65% of the outstanding public warrants approve an amendment (in addition to the amendments proposed in ROI’s definitive proxy statement dated April 29, 2013) to ROI’s Warrant Agreement to (a) reduce by 50% the number of shares of ROI’s common stock for which all outstanding warrants (including all warrants held by ROI’s sponsor) are exercisable (from one share to one-half share), with the warrant price being reduced to $6.00 per half share, and (b) agree to amend ROI’s registration obligations in exchange for the ability to exercise the warrants on a cashless basis at the election of the post-merger company under certain circumstances. If this amendment is approved, each warrantholder will receive $0.50 per warrant upon closing.

About EveryWare Global, Inc.

EveryWare Global, Inc. is a leading global marketer of tabletop and food preparation products for the consumer and foodservice markets, with operations in the United States, Canada, Mexico, Latin America, Europe and Asia. Its global platform allows it to market and distribute internationally its total portfolio of products, including bakeware, beverageware, serveware, storageware, flatware, dinnerware, crystal, buffetware and hollowware; premium spirit bottles; cookware; gadgets; candle and floral glass containers; and other kitchen products, all under a broad collection of widely-recognized brands. Driven by devotion to design, EveryWare Global, Inc. is recognized for providing quality tabletop and kitchen solutions through its consumer, foodservice, specialty and international channels. EveryWare Global, Inc. was formed through the merger of Anchor Hocking, LLC and Oneida Ltd. in March of 2012.

About ROI Acquisition Corp.

ROI Acquisition Corp. is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving ROI Acquisition Corp. and one or more businesses. ROI Acquisition Corp. is a Delaware corporation formed in 2011 and is sponsored by Clinton Group, Inc., a multi-strategy private investment firm founded in 1991. ROI’s securities are traded on NASDAQ under the ticker symbols ROIQ, ROIQW and ROIQU.

ADDITIONAL INFORMATION ABOUT THE TRANSACTION AND WHERE TO FIND IT

ROI has filed with the Securities and Exchange Commission (SEC) a definitive proxy statement of ROI in connection with the proposed business combination and mailed the definitive proxy statement and other relevant documents to its stockholders and public warrantholders. ROI intends to amend the proxy statement to reflect the Amendment and mail the amended proxy statement to its stockholders and public warrantholders. ROI stockholders, public warrantholders and other interested persons are advised to read the amended proxy statement in connection with ROI’s solicitation of proxies for the stockholder and public warrantholder meetings to be held to, among other things, approve the business combination, because the proxy statement contains important information about ROI, EveryWare Global, Inc. and the proposed business combination. The definitive proxy statement was mailed and the amended proxy statement will be mailed to stockholders and public warrantholders of record of ROI as of April 15, 2013. Stockholders and public warrantholders may also obtain copies of the amended proxy statement, when available, without charge, at the SEC’s website at http://www.sec.gov, or by directing a request to: ROI Acquisition Corp., 601 Lexington Avenue, 51st Floor, New York, New York 10022, Attn.: Joseph A. De Perio, President.

PARTICIPANTS IN THE SOLICITATION

ROI and its directors and officers may be deemed participants in the solicitation of proxies to ROI’s stockholders and public warrantholders with respect to the transaction. A list of the names of those directors and officers and a description of their interests in ROI is contained in ROI’s proxy statement filed with the SEC on April 29, 2013.

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements include statements with respect to financial and operating performance, strategies, prospects and other aspects of the businesses of ROI, EveryWare Global, Inc. and the combined company after completion of the proposed business combination, and are based on current expectations that are subject to risks and uncertainties.

A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement and Plan of Merger for the business combination (Business Combination Agreement); (2) the outcome of any legal proceedings that may be instituted against ROI, EveryWare Global, Inc. or others following announcement of the Business Combination Agreement and transactions contemplated therein; (3) the inability to complete the transactions contemplated by the Business Combination Agreement due to the failure to obtain approval of the stockholders of ROI or other conditions to closing in the Business Combination Agreement; (4) the ability to meet Nasdaq’s listing standards following the merger; (5) the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein; (6) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain its management and key employees; (7) costs related to the proposed business combination; (8) changes in applicable laws or regulations; (9) the possibility that EveryWare Global, Inc. may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks and uncertainties indicated in ROI’s proxy statement, including those under “Risk Factors” therein, and other filings with the SEC by ROI. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and ROI and EveryWare Global, Inc. undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

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Contacts:

Josh Hochberg

Sloane & Company

(212) 446-1892

jhochberg@sloanepr.com

Erica Bartsch

Sloane & Company

(212) 446-1875

ebartsch@sloanepr.com

Connie Laux

Clinton Group, Inc.

(212) 825-0400